Exhibit 99.1

PRESS RELEASEOLD LINE BANCSHARES, INC.

FOR IMMEDIATE RELEASECONTACT: ELISE HUBBARD

April 15, 2015CHIEF FINANCIAL OFFICER

(301) 430-2560

OLD LINE BANCSHARES, INC. REPORTS $2.8 MILLION IN NET INCOME AVAILABLE TO COMMON STOCKHOLDERS, A 50% INCREASE, FOR THE FIRST QUARTER ENDED MARCH 31, 2015

BOWIE, MD – Old Line Bancshares, Inc. (NASDAQ: OLBK), the parent company of Old Line Bank, reported net income available to common stockholders increased $918,396, or 50.03% to $2.8 million for the three months ended March 31, 2015, compared to net income of $1.8 million for the three months ended March 31, 2014.  Earnings were $0.25 per basic and diluted common share for the three months ended March 31, 2015 and $0.17 per basic and diluted common share for the same period in 2014.  The increase in net income is primarily the result of a $1.1 million increase in net interest income, a $440 thousand increase in non-interest income and a $285 thousand decrease in non-interest expenses, offsetting an increase of $292 thousand in the provision for loan losses.

Total assets at March 31, 2015 increased by $47.6 million compared to December 31, 2014.  Total net loans held-for-investment increased $37.1 million, or 4.01%, during the three month period ended March 31, 2015.  Non-performing assets decreased to 0.44% of total assets at March 31, 2015 compared to 0.65% at December 31, 2014.

    James W. Cornelsen, President and Chief Executive Officer of Old Line Bancshares, Inc. stated: “We are pleased to report strong earnings for the first quarter of 2015 and look forward to building on this momentum during the remainder of the year.  Total net loans held for investment increased $37.1 million in the first quarter and our deposits have increased $35.7 million during the first quarter.  Our non-performing assets as a percentage of total assets decreased to 0.44% compared to 0.65% at December 31, 2014.  We believe we are in a good position to manage the external challenges the markets and economy will continue to offer.  We also believe that the superior level of customer service we offer is widely recognized in our marketplace.   Our primary message is that we will continue to build on our solid foundation to better serve our customers, while steadily investing in new growth opportunities that will further increase profitability.”

1st QUARTER HIGHLIGHTS:

•

Net loans held-for-investment increased $37.1 million, or 4.01%, during the three months ended March 31, 2015, to $963.7 million at March 31, 2015, compared to $926.6 million at December 31, 2014, as a result of organic growth within our surrounding market area.  Average gross loans increased $49.6 million, or 5.48% to $954.9 million for the period ending March 31, 2015 compared to $905.2 million for the three month period ended December 31, 2014.

•	Total assets increased $47.6 million, 3.88%, since December 31, 2014.
•

Net income increased 50.03% to $2.8 million, or $0.25 per basic and diluted share, was recorded for the three month period ending March 31, 2015, compared to net income of $1.8 million, or $0.17 per basic and diluted share, for the first quarter of 2014.

•	Non-performing assets decreased 60.71% to 0.44% of total assets at March 31, 2015 compared to 1.12% at March 31 2014. Non-performing assets stood at 0.65% at December 31, 2014.
•

The net interest margin was 4.32% compared to 4.29% for the same period in 2014.  Total yield on interest earning assets increased to 4.70% for the three months ending March 31, 2015, compared to 4.69% for the same three month period last year.  Interest expense as a percentage of total interest-bearing liabilities decreased slightly to 0.50% for the three months ended March 31, 2015 compared to 0.51% for the same three month period of 2014.

•

The first quarter Return on Average Assets (ROAA) and Return on Average Equity (ROAE) were 0.89% and 8.27%, respectively, compared to ROAA and ROAE of 0.64% and 5.95%, respectively, for the first quarter of 2014.

•	Total deposits grew by $35.7 million, or 3.52%, since December 31, 2014.
•	The first quarter of 2015 ended with a book value of $12.77 per common share and a tangible book value of $11.65 per common share compared to $12.51 and $11.38, respectively, at December 31 2014.
•	We maintained liquidity and by all regulatory measures remained “well capitalized.”

On February 25, 2015, Old Line Bancshares, Inc. board of directors approved the repurchase of up to 500,000 shares of its outstanding common stock.  As of March 31, 2015, 65,245 shares have been repurchased at an average price of $15.60 per share. The repurchased shares will return to the status of authorized but unissued shares.

Total assets at March 31, 2015 increased $47.6 million from December 31, 2014 primarily due to an increase of $37.1 million in loans held-for-investment and $13.4 million in cash and cash equivalents, offsetting a decrease of $3.3 million in our investment portfolio.

Nonperforming assets, which include non-accrual loans, foreclosed real estate and troubled debt restructured loans, decreased 21 basis points from 0.65% of total assets at December 31, 2014 to 0.44% of total assets at March 31, 2015.

Deposit growth for the three months consisted of an increase in interest bearing deposits of $26.9 million and non-interest bearing deposits of $8.8 million.  As compared to March 31, 2014, interest bearing deposits increased $8.08 million, or 1.04% and non-interest bearing deposits increased $35.2 million or 15.02%.

Net interest income increased for the three month period ending March 31, 2015 compared to the same period of 2014 as a result of an increase in the amount of our average interest earning assets, offset by an increase in our average interest bearing liabilities.  During the quarter ended March 31, 2015, yield on our average interest earning assets was 4.70% compared to 4.69% for the same three month period of 2014.  The net effect of fair value accretion/amortization on acquired loans affects the net interest income.  The fair value accretion/amortization is recorded on pay downs during the period recognized.  Payoffs during the three months ending March 31, 2015 contributed a 21 basis points increase, as compared to 11 basis points for the three months ending March 31, 2014.  The fair value accretion recorded on acquired deposits affects interest expense.  The amount of the accretion on such deposits decreased by 4 basis points as compared to the same three month period last year.  Average interest bearing liabilities for the three month period ending March 31, 2015 increased $42.5 million compared to the same period of 2014.  The average yield on such liabilities slightly decreased to 0.50% for the three months ending March 31, 2015 compared to 0.51% for the three months ending March 31, 2014.

Net interest margin for the three months ended March 31, 2015 increased to 4.32% from 4.29% for the three months ending March 31, 2014. We have been able to maintain our core net interest margin over the past year even though the prolonged low interest rate environment has resulted in downward pressure on asset yields. Our growth in loans continues to result in favorable volume component change and overall change.

Non-interest income increased for the three month period ending March 31, 2015 compared to the same period of 2014 primarily as a result of increases of $248 thousand in gain on sale of loans and $240 thousand in other fees and commissions, offsetting a decrease of $36 thousand in service charges on deposit accounts.  The emerging residential mortgage division increased the gain on sale of loans due to the gains recorded on the residential mortgage loans sold in the secondary market.  The increase in other fees and commissions is primarily related to increased letter of credit fees and other marketable loan fees.  Service charges on deposit accounts decreased as a result of lower overdraft and ATM fees compared to the same three month period last year.

Non-interest expenses decreased for the three month period ending March 31, 2015 compared to the same period of 2014 primarily as a result of decreases in salaries and benefits and occupancy and equipment, partially offset by an increase in other expenses and the loss on other real estate properties.  Salaries and benefits decreased as severance payments were included in the same three month period last year as well as the elimination of salaries associated with four branches that closed effective December 31, 2014.  The severance was associated with merger related staff reductions.  Occupancy and equipment decreased as a result of the previously mentioned branch closings.  Losses on the sale of three other real estate properties during the three months ended March 31, 2015 resulted in a net loss of $135 thousand compared to a net gain of $203 thousand on the sale of two properties for the comparable period last year.

The provision for loan losses increased $292 thousand for the three month period ending March 31, 2015 compared to the same period last year due to the increase in our loan held-for-investment portfolio and an increase in our reserves on specific loans.

Old Line Bancshares, Inc. is the parent company of Old Line Bank, a Maryland chartered commercial bank headquartered in Bowie, Maryland, approximately 10 miles east of Andrews Air Force Base and 20 miles east of Washington, D.C. Old Line Bank has 19 branches located in its primary market area of suburban Maryland (Washington, D.C. suburbs and Southern Maryland) counties of Anne Arundel, Calvert, Charles, Prince George's and St. Mary's. It also targets customers throughout the greater Washington, D.C. metropolitan area.

The statements in this press release that are not historical facts, in particular the statements with respect to new growth opportunities and increased profitability constitute “forward-looking statements” as defined by Federal securities laws.  Such statements are subject to risks and uncertainties that could cause actual results to differ materially from future results expressed or implied by such forward-looking statements.  These statements can generally be identified by the use of forward-looking terminology such as “believes,” “expects,” “intends,” “may,” “will,” “should,” “anticipates”, “plans” or similar terminology.  Actual results could differ materially from those currently anticipated due to a number of factors, including, but not limited to, deterioration in economic conditions or a slowdown in the recovery in our target markets or nationally, sustained high levels of or increases in the unemployment rate in our target markets, the actions of our competitors and our ability to successfully compete, in particular in new market areas, and changes in laws impacting our ability to collect on outstanding loans or otherwise negatively impact our business, including regulations implemented pursuant to the Dodd-Frank Wall Street Reform and Consumer Protection Act enacted in July 2010.  Forward-looking statements speak only as of the date they are made.  Old Line Bancshares, Inc. will not update forward-looking statements to reflect factual assumptions, circumstances or events that have changed after a forward-looking statement was made.  For further information regarding risks and uncertainties that could affect forward-looking statements Old Line Bancshares, Inc. may make, please refer to the filings made by Old Line Bancshares, Inc. with the U.S. Securities and Exchange Commission available at www.sec.gov.

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Old Line Bancshares, Inc. & Subsidiaries

Consolidated Balance Sheets

	March 31,	December 31,	September 30,	June 30,	March 31,
	2015	2014 (1)	2014	2014	2014
	(Unaudited)	(Unaudited)	(Unaudited)	(Unaudited)
Cash and due from banks	$37,061,793	$23,572,613	$42,266,194	$29,887,334	$54,197,169
Interest bearing accounts	1,080,570	1,230,864	30,396	30,389	30,383
Federal funds sold	624,888	601,259	533,612	304,246	178,806
Total cash and cash equivalents	38,767,251	25,404,736	42,830,202	30,221,969	54,406,358
Investment securities available for sale	158,380,719	161,680,198	163,535,833	155,706,684	172,094,347
Loans held for sale	8,692,297	4,548,106	5,735,282	4,074,911	1,646,330
Loans held for investment, less allowance for loan losses of $4,636,048 and $4,281,835 for March 31, 2015 and December 31, 2014	963,706,538	926,573,488	883,905,233	889,524,786	849,429,721
Equity securities at cost	3,353,096	5,811,697	4,304,197	4,304,196	4,304,197
Premises and equipment	33,874,131	34,300,375	34,366,258	34,604,271	34,661,659
Accrued interest receivable	3,172,615	3,218,428	3,002,457	2,978,470	3,131,042
Deferred income taxes	12,506,347	16,106,498	19,843,857	19,850,224	20,639,961
Current income taxes receivable	1,312,872	—	—	—	—
Bank owned life insurance	31,643,001	31,429,747	31,214,396	31,000,380	30,787,554
Other real estate owned	1,600,015	2,451,920	2,699,846	4,627,465	4,593,154
Goodwill	7,793,665	7,793,665	7,793,665	7,793,665	7,793,665
Core deposit intangible	4,210,679	4,420,796	4,633,766	4,846,737	5,058,951
Other assets	6,087,688	3,779,350	4,128,206	3,732,934	4,390,527
Total assets	$1,275,100,914	$1,227,519,004	$1,207,993,198	$1,193,266,692	$1,192,937,466
Deposits
Non-interest bearing	$269,733,047	$260,913,521	$247,291,192	$237,614,952	$234,512,077
Interest bearing	781,718,574	754,825,885	772,344,384	771,801,936	773,640,266
Total deposits	1,051,451,621	1,015,739,406	1,019,635,576	1,009,416,888	1,008,152,343
Short term borrowings	71,236,281	61,002,889	35,558,734	35,769,108	38,193,867
Long term borrowings	5,958,485	5,987,283	6,017,844	6,043,715	6,071,856
Accrued interest payable	284,444	266,023	241,740	229,939	241,981
Accrued pension	5,162,732	5,095,141	5,069,745	5,003,784	4,996,120
Income taxes payable	—	485,435	3,406,234	2,376,461	2,988,981
Other liabilities	3,420,900	3,416,190	4,557,087	2,252,083	2,744,510
Total liabilities	1,137,514,463	1,091,992,367	1,074,486,960	1,061,091,978	1,063,389,658

Stockholders' equity
Common stock	107,551	108,110	107,864	107,854	107,854
Additional paid-in capital	104,313,092	105,235,646	104,900,904	104,820,171	104,748,891
Retained earnings	32,281,404	30,067,798	28,826,765	27,621,537	26,283,617
Accumulated other comprehensive income (loss)	630,791	(147,250)	(589,650)	(639,502)	(1,871,087)
Total Old Line Bancshares, Inc. stockholders' equity	137,332,838	135,264,304	133,245,883	131,910,060	129,269,275
Non-controlling interest	253,613	262,333	260,355	264,654	278,533
Total stockholders' equity	137,586,451	135,526,637	133,506,238	132,174,714	129,547,808
Total liabilities and stockholders' equity	$1,275,100,914	$1,227,519,004	$1,207,993,198	$1,193,266,692	$1,192,937,466
Shares of basic common stock outstanding	10,755,017	10,810,930	10,786,370	10,785,370	10,785,370

(1)	Financial information as of December 31, 2013 has been derived from audited financial statements.

Old Line Bancshares, Inc. & Subsidiaries

Consolidated Statements of Income

	Three Months	Three Months	Three Months	Three Months	Three Months
	Ended	Ended	Ended	Ended	Ended
	March 31,	December 31,	September 30,	June 30,	March 31,
	2015	2014	2014	2014	2014
	(Unaudited)	(Unaudited)	(Unaudited)	(Unaudited)
Interest income
Loans, including fees	$11,621,493	$10,556,729	$10,232,684	$10,599,999	$10,333,973
Investment securities and other	886,084	939,602	885,324	1,017,039	1,037,897
Total interest income	12,507,577	11,496,331	11,118,008	11,617,038	11,371,870
Interest expense
Deposits	910,957	799,716	850,964	856,639	894,303
Borrowed funds	134,716	119,214	111,693	148,918	118,276
Total interest expense	1,045,673	918,930	962,657	1,005,557	1,012,579
Net interest income	11,461,904	10,577,401	10,155,351	10,611,481	10,359,291
Provision for loan losses	561,731	458,114	555,134	1,544,280	269,769
Net interest income after provision for loan losses	10,900,173	10,119,287	9,600,217	9,067,201	10,089,522
Non-interest income
Service charges on deposit accounts	415,202	475,120	483,865	493,482	451,596
Gain on sales or calls of investment securities	60,694	-	-	129,911	-
Gain on sale of stock	-	-	-	-	96,993
Earnings on bank owned life insurance	248,384	249,967	248,259	246,371	243,607
Gains (losses) on disposal of assets	19,975	(48,051)	-	17,919	-
Gain on sale of loans	354,650	276,531	224,930	195,829	106,720
Other fees and commissions	733,004	438,561	348,090	784,622	493,209
Total non-interest income	1,831,909	1,392,128	1,305,144	1,868,134	1,392,125
Non-interest expense
Salaries & employee benefits	4,217,370	4,303,832	4,602,520	4,051,407	4,873,634
Occupancy & Equipment	1,399,877	1,878,052	1,367,808	1,436,564	1,586,777
Data processing	352,060	352,956	368,717	312,042	307,160
Merger and integration	-	-	-	-	29,167
Core deposit amortization	210,117	212,970	212,970	212,214	228,550
(Gains)losses on sales of other real estate owned	134,754	(155,148)	(260,533)	(79,127)	(203,068)
OREO expense	120,201	199,094	159,238	112,659	83,066
Other operating	2,257,235	2,257,866	2,078,155	2,446,147	2,071,256
Total non-interest expense	8,691,614	9,049,622	8,528,875	8,491,906	8,976,542
Income before income taxes	4,040,468	2,461,793	2,376,486	2,443,429	2,505,105
Income tax expense	1,295,035	679,154	636,239	687,973	690,737
Net income	2,745,433	1,782,639	1,740,247	1,755,456	1,814,368
Less: Net income (loss) attributable to the noncontrolling interest	(8,720)	1,978	(4,299)	(13,880)	(21,389)
Net income available to common stockholders	$2,754,153	$1,780,661	$1,744,546	$1,769,336	$1,835,757
Earnings per basic share	$0.25	$0.17	$0.16	$0.16	$0.17
Earnings per diluted share	$0.25	$0.16	$0.16	$0.16	$0.17
Dividend per common share	$0.05	$0.05	$0.05	$0.04	$0.04
Average number of basic shares	10,807,366	10,792,544	10,785,881	10,785,370	10,780,141
Average number of dilutive shares	10,899,030	10,941,002	10,921,555	10,948,368	10,942,110

(1)	Financial information as of December 31, 2013 has been derived from audited financial statements.

Old Line Bancshares, Inc. & Subsidiaries

Average Balances, Interest and Yields

	3/31/2015		12/31/2014		9/30/2014		6/30/2014		3/31/2014
	Average		Average		Average		Average		Average
	Balance	Yield	Balance	Yield	Balance	Yield	Balance	Yield	Balance	Yield
Assets:
Int. Bearing Deposits	$593,602	0.12%	$2,902,672	0.20%	$3,896,273	0.17%	$4,024,265	0.17%	$1,352,504	0.12%
Investment Securities(2)	164,560,281	2.70%	168,069,134	2.40%	159,259,044	2.94%	170,389,632	3.00%	174,564,325	3.06%
Loans	954,873,037	5.02%	905,241,954	4.78%	897,381,372	4.57%	865,944,038	4.99%	851,079,999	5.00%
Allowance for Loan Losses	(4,498,086)		(2,570,097)		(6,422,492)		(5,290,130)		(5,001,250)
Total Loans
Net of allowance	950,374,951	5.04%	902,671,857	4.79%	890,958,880	4.60%	860,653,908	5.02%	846,078,749	5.03%
Total interest-earning assets	1,115,528,834	4.70%	1,073,643,663	4.42%	1,054,114,197	4.33%	1,035,067,805	4.67%	1,021,995,578	4.69%
Noninterest bearing cash	34,422,919		38,925,730		42,071,667		39,297,001		36,258,104
Other Assets	102,782,917		107,033,944		109,199,887		109,464,228		110,237,569
Total Assets	$1,252,734,670		$1,219,603,337		$1,205,385,751		$1,183,829,034		$1,168,491,251
Liabilities and Stockholders' Equity
Interest-bearing Deposits	$772,838,785	0.48%	$767,241,928	0.41%	$776,032,831	0.44%	$768,879,677	0.45%	$751,439,481	0.48%
Borrowed Funds	72,721,100	0.75%	50,442,530	0.94%	39,031,131	1.14%	41,102,469	1.45%	51,661,794	0.93%
Total interest-bearing liabilities	845,559,885	0.50%	817,684,458	0.45%	815,063,962	0.47%	809,982,146	0.50%	803,101,275	0.51%
Noninterest bearing deposits	262,926,103		255,002,560		247,346,466		234,063,213		229,229,562
	1,108,485,988		1,072,687,018		1,062,410,428		1,044,045,359		1,032,330,837
Other Liabilities	9,009,800		11,057,397		10,072,582		9,603,037		10,813,815
Noncontrolling Interest	258,240		261,545		262,435		270,521		285,355.00
Stockholder's Equity	134,980,642		135,597,377		132,640,306		129,910,117		125,061,244
Total Liabilities and
Stockholder's Equity	$1,252,734,670		$1,219,603,337		$1,205,385,751		$1,183,829,034		$1,168,491,251
Net interest spread		4.20%		3.97%		3.86%		4.17%		4.18%
Net interest income and
Net interest margin(1)	$11,891,497	4.32%	$11,034,119	4.08%	$10,545,444	3.97%	$11,047,069	4.28%	$10,809,169	4.29%

(1)

Interest revenue is presented on a fully taxable equivalent (FTE) basis.  The FTE basis adjusts for the tax favored status of these types of assets.  Management believes providing this information on a FTE basis provides investors with a more accurate picture of our net interest spread and net interest income and we believe it to be the preferred industry measurement of these calculations.  See “Reconciliation of Non-GAAP Measures.”

(2)	Available for sale investment securities are presented at amortized cost.

The accretion of the fair value adjustments resulted in a positive impact in the yield on loans for the three months ending March 31, 2015 and 2014.    Fair value accretion for the current quarter and prior four quarter are as follows:

	3/31/2015		12/31/2014		9/30/2014		6/30/2014		3/31/2014
	Fair Value	% Impact on	Fair Value	% Impact on	Fair Value	% Impact on	Fair Value	% Impact on	Fair Value	% Impact on
	Accretion	Net Interest	Accretion	Net Interest	Accretion	Net Interest	Accretion	Net Interest	Accretion	Net Interest
	Dollars	Margin	Dollars	Margin	Dollars	Margin	Dollars	Margin	Dollars	Margin
Commercial loans (1)	$8,690	—%	$(969)	—%	$(16,219)	(0.01)%	$(3,509)	—%	$7,468	—%
Mortgage loans (1)	589,266	0.21	24,779	0.01	(278,619)	(0.10)	344,403	0.13	287,526	0.11
Consumer loans	11,390	—	6,686	—	4,209	—	6,338	—	4,635	—
Interest bearing deposits	37,263	0.01	110,503	0.04	131,837	0.05	162,452	0.06	129,327	0.05
Total Fair Value Accretion (Amortization)	$646,609	0.22%	$140,999	0.05%	$(158,792)	(0.06)%	$509,684	0.19%	$428,956	0.16%

(1)	Negative accretion on commercial and mortgage loans is due to the early payoff of loans which caused a reduction in fair value income on acquired loan portfolio.

Below is a reconciliation of the fully tax equivalent adjustments and the GAAP basis information presented in this report:

	3/31/2015		12/31/2014		9/30/2014		6/30/2014		3/31/2014
	Net Interest		Net Interest		Net Interest		Net Interest		Net Interest
	Income	Yield	Income	Yield	Income	Yield	Income	Yield	Income	Yield
GAAP net interest income	11,461,904	4.17%	10,577,401	3.91%	$10,155,351	3.82%	$10,611,481	4.11%	$10,359,291	4.11%
Tax equivalent adjustment
Federal funds sold	1	—	1	—	-	-		-	-	-
Investment securities	200,498	0.07	343,280	0.13	294,770	0.11	258,980	0.10	281,377	0.11
Loans	229,094	0.08	113,437	0.04	95,323	0.04	176,608	0.07	168,501	0.07
Total tax equivalent adjustment	429,593	0.15	456,718	0.17	390,093	0.15	435,588	0.17	449,878	0.18
Tax equivalent interest yield	$11,891,497	4.32%	$11,034,119	4.08%	$10,545,444	3.97%	$11,047,069	4.28%	$10,809,169	4.29%

Old Line Bancshares, Inc. & Subsidiaries

Selected Loan Information

(Dollars in thousands)

	March 31,	December 31,	September 30,	June 30,	March 31,
	2015	2014	2014	2014	2014
Acquired Loans(1)
Period End Loan Balance	$171,527	$173,659	$186,896	$203,211	$210,832
Deferred Costs	—	10	9	11	1
Accruing	165,956	167,704	183,094	199,859	206,517
Non-accrual(2)	2,518	1,958	1,291	593	861
Accruing 30-89 days past due	3,053	3,687	1,569	1,478	2,977
Accruing 90 or more days past due	—	310	942	1,271	477
Other real estate owned	1,125	1,977	2,225	3,826	3,784
Net charge offs (recoveries)	(16)	52	316	106	148
Legacy Loans(3)
Period End Loan Balance	$795,532	$749,968	$699,833	$691,619	$642,482
Deferred Costs	1,283	1,283	1,048	1,039	998
Accruing	793,576	746,376	692,854	681,592	633,461
Non-accrual	1,106	3,249	3,263	7,176	7,202
Accruing 30-89 days past due	851	343	3,411	2,177	1,601
Accruing 90 or more days past due	-	-	305	674	218
Other real estate owned	475	475	475	802	809
Net charge offs (recoveries)	224	(4)	2,691	(4)	169
Allowance for loan losses as % of held for investment loans	0.48%	0.46%	0.44%	0.71%	0.57%
Allowance for loan losses as % of legacy loans	0.59%	0.57%	0.55%	0.80%	0.76%
Total non-performing loans as a % of held for investment loans	0.37%	0.56%	0.96%	1.08%	1.56%
Total non-performing assets as a % of total assets	0.44%	0.65%	0.70%	1.20%	1.12%

(1)	Acquired loans represent all loans acquired on April 1, 2011 from MB&T and on May 10, 2013 from WSB. We originally recorded these loans at fair value upon acquisition.
(2)

These loans are loans that are considered non-accrual because they are not paying in conformance with the original contractual agreement.  At acquisition, we recorded these loans at fair value.  Until the December 31, 2013 quarter, we recognized interest income on these loans through the accretion of the difference between the carrying value of these loans and their expected cash flows.  In the fourth quarter of 2013, we are no longer recording interest on these loans that were not purchased as credit impaired.

(3)	Legacy loans represent total loans excluding loans acquired on April 1, 2011 and May 10, 2013.